Exhibit 32

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Martin K. Birmingham, President and Chief Executive Officer, and W. Jack Plants II, Chief Financial Officer of Financial Institutions, Inc. (the “Company”), each certify in his capacity as an officer of the Company that he has reviewed the Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2023 and that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 6, 2023	/s/ Martin K. Birmingham
Martin K. Birmingham
President and Chief Executive Officer
(Principal Executive Officer)

Date: November 6, 2023	/s/ W. Jack Plants II
W. Jack Plants
Chief Financial Officer
(Principal Financial Officer)

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002. A signed original of this written statement required by Section 906 has been provided to Financial Institutions, Inc. and will be retained by Financial Institutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.